As filed with the Securities and Exchange Commission on June 19, 2002

                                                 Registration No. 333-__________


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                             LAREDO INVESTMENT CORP.
             (Exact Name of Registrant as Specified in its Charter)

            Nevada                                      77-0517964
    (State of Incorporation)                (I.R.S. Employer Identification No.)


           Suite 1450
    1075 West Georgia Street                             V6B 3C9
       Vancouver, BC, Canada                            (Zip Code)
(Address of Principal Executive Offices)


                             Laredo Investment Corp.
                                      2002
                         NONQUALIFIED STOCK OPTION PLAN
                            (Full Title of the Plan)


                                 Richard Pierce
                             Chief Executive Officer
                             Laredo Investment Corp.
             1075 West Georgia Street, Vancouver, BC Canada V6B 3C9
                     (Name and Address of Agent for Service)


                                 (604) 460-8440
          (Telephone Number, Including Area Code, of Agent for Service)


                  Please send copies of all communications to:
                             Willie E. Dennis, Esq.
                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                590 Madison Avenue, New York, New York 10019-4315
                                 (212) 872-1000


                        CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                     Proposed Maximum        Proposed Maximum
  Title of Securities          Amount to be           Offering Price        Aggregate Offering          Amount of
    to be Registered          Registered (1)          Per Share (2)             Price (2)            Registration Fee
------------------------- ----------------------- ----------------------- ----------------------- -----------------------
------------------------- ----------------------- ----------------------- ----------------------- -----------------------

     Common Stock,           10,000,000 shares             $0.20                 $2,000,000                 $184.00
    $.001 par value
========================= ======================= ======================= ======================= =======================
(1)  Issuable upon the exercise of options  granted under the 2002  Nonqualified
     Stock Option Plan.  Pursuant to Rule 416 of the  Securities Act of 1933, as
     amended, this Registration  Statement also covers such number of additional shares of common stock as may become available for issuance pursuant to the
     2002  Nonqualified  Stock  Option  Plan in the event of certain  changes in outstanding shares,  including  reorganizations,  recapitalizations,  stock splits, stock dividends, reverse stock splits and similar transactions.
(2)  The proposed  maximum  offering  price and the proposed  maximum  aggregate offering  price per share has been  estimated  solely  for the  purpose  of calculating the registration  fee, in accordance with Rule 457(h)(1) on the basis of the exercise price of the options previously granted.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8. We file annual, quarterly and special reports, proxy reports, proxy statements and other information with the SEC. You can read and copy the registration statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 450 Fifth Street, NW, Washington, D.C. 20549.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.
                  ---------------------------------------
         We incorporate by reference the documents listed below and all future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"):

         (1)      Annual  Report on Form 10-KSB for the year ended  December 31,
                  2001.

         (2)      Periodic Report on Form 10-QSB for the quarter ended March 31,
                  2002.

         (3) Current Report on Form 8-K/A as filed with the SEC on September 29, 2000.

         (4)      Current Report on Form 8-K as filed with the SEC on August 23,
                  2000.

         (5)      Current  Report  on Form 8-K as filed  with the SEC on May 21,
                  2000.

         (6) Registration Statement on Form 10-SB, as filed with the SEC on November 5, 1999, including all amendments or reports (with respect to the description of the common stock).

Item 4.          Description of Securities.
                 -------------------------
                 Not applicable.

Item 5.          Interests of Named Experts and Counsel.
                 --------------------------------------
                 Not applicable.

Item 6.          Indemnification of Directors and Officers.
                 -----------------------------------------

         Our bylaws provide that we indemnify all of our directors and officers to the fullest extent not prohibited by the Nevada General Corporation Law. Our bylaws also provide us with the power to indemnify our employees and other agents as set forth in the Nevada General Corporation Law. Upon receipt of an undertaking to repay such advances if indemnification is determined to be unavailable, we are required to advance expenses to our directors and officers made parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative unless a determination is reasonably and promptly made (1) by a majority vote of a quorum of the Board of Directors not parties to the proceeding, or (2) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directed, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interest.


                                      1-II

         In addition, in connection with any claim for indemnification, we shall be entitled to raise as a defense to any such action that the claimant has not met the standard of conduct required by law for us to indemnify the claimant for the amount claimed, that such person acted in bad faith or in a manner that such person did not believe to be in the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful.

Item 7.          Exemption from Registration Claimed.
                 -----------------------------------
         The securities that are to be reoffered or resold pursuant to this Registration Statement were issued by us pursuant to the Laredo Investment Corp. 2002 Non-Qualified Stock Option Plan in transactions that were exempt from the registration requirements of the Securities Act pursuant to Section 4(2).

Item 8.          Exhibits.
                 --------
         The following is a complete list of exhibits filed as a part of this registration statement:

                 Exhibit No.        Document
                 ----------         --------
                    4.1 Laredo Investment Corp. 2002 Nonqualified Stock Option Plan

                    5.1 Opinion of McDonald Carano Wilson McCune Bergin Frankovich & Hicks LLP regarding the legality of shares of common stock being registered.

                    23.1          Consent of Robison, Hill & Co.

                    23.2 Consent of McDonald Carano Wilson McCune Bergin Frankovich & Hicks LLP (included in
                                  Exhibit 5.1).

                    24.1 Power of Attorney (included on signature page of this registration statement).

Item 9.          Undertakings.
                 ------------
                  (a)      The undersigned company hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i)     To include any prospectus required
                           by Section 10(a)(3) of the Securities Act;


                                      2-II

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           Provided, however, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Laredo pursuant to
                  Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                           (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Laredo's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the company pursuant to any arrangement, provision or otherwise, Laredo has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Laredo of expenses incurred or paid by a director, officer or controlling person of the Laredo in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Laredo will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                      3-II

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, Laredo certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 19, 2002.

                                      LAREDO INVESTMENT CORP.


                                      By:  /s/ Richard Pierce
                                         ---------------------------------------
                                         Richard Pierce, Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Richard Pierce as his true and lawful attorney-in-fact and agent for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this registration statement on Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                             Title                            Date
---------                             -----                            ----

/s/ Richard Pierce        Chief Executive Officer, Principal       June 19, 2002
------------------           Accounting Officer and Director
Richard Pierce

/s/ Lucretia Schanfarber        Secretary and Director             June 19, 2002
------------------------
Lucretia Schanfarber


/s/ Rosemarie Pierce                  Director                     June 19, 2002
--------------------
Rosemarie Pierce



                                      4-II

                                  EXHIBIT INDEX

Exhibit
Number                                                                  Page No.
------                                                                  --------

4.1       Laredo Investment Corp. 2002 Nonqualified Stock
          Option Plan

5.1       Opinion of McDonald Carano Wilson McCune Bergin
          Frankovich & Hicks LLP.

23.1      Consent of Robison, Hill & Co., certified accountants.

23.2 Consent of McDonald Carano Wilson McCune Bergin Frankovich & Hicks LLP (contained in Exhibit 5.1).

24.1 Power of Attorney (included on signature page of this registration statement).